Exhibit 99.1

TINGO, INC. ANNOUNCES RESULTS OF

ANNUAL MEETING OF SHAREHOLDERS

NEW YORK – (GLOBE NEWSWIRE) – (June 6, 2022) via InvestorWire – Tingo, Inc, OTC Markets (TMNA) (“Tingo” or the “Company”) announced the results of the Company’s Annual Meeting of Stockholders which took place on Thursday, June 2, 2022. The purpose of the meeting was to consider and approve the following three proposals:

(i)       election of the following ten director nominees, each for a term of one year:

•	Adewale Adebayo
•	John J. Brown
•	Christophe Francois Charlier
•	Christopher Cleverly
•	Gurjinder Johal
•	Leslie Kasumba
•	Dozy Mmobuosi
•	Onyekachi Onubogu
•	Dakshesh Patel
•	Derrick Randall

(ii)       ratification of the appointment of Gries & Associates, LLC as the Company’s independent accountants for the fiscal year ended December 31, 2022; and

(iii)     approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers in 2021.

Holders of 84.34% of the votes outstanding, represented by Class A and Class B Common Stock, were present in person or represented by proxy at the Annual Meeting. Each of the director nominees received 1,583,500,000 votes, or 100.0% of such votes cast, with no votes withheld.

The shareholders also approved the appointment of Gries & Associates, LLC as the Company’s independent accountants for fiscal year 2022. Of the 1,583,500,000 votes cast with respect to this proposal, all were cast in favor of the appointment, with no votes against or abstaining.

The shareholders also approved a non-binding vote regarding compensation paid to the Company’s named executive officers in 2021. Of approximately 1,583,500,000 votes cast with respect to this proposal, all were cast in favor of such compensation, with no votes against or abstaining.

The specific voting results of the Annual Meeting are set forth in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Tingo

Tingo is is the leading Agri fintech company operating in Africa, with a marketplace platform that empowers social upliftment through mobile, technology and financial access for rural farming communities. Our unique ‘device as a service’ model allows us to add market leading applications to enable customers to trade, buy top ups, pay bills, access insurance and lending services.  With 9.3 million existing customers, Tingo is seeking to expand its operations across select markets in Africa.  The Company’s strategic plan is to become the eminent Pan African Agri-Fintech business delivering social upliftment and financial inclusion to millions of SME farmers and women-led businesses. Additional information about the Company can be found at www.tingoinc.com.

Safe Harbor and Forward-Looking Statements

This press release contains certain forward-looking statements regarding possible future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, any risks and uncertainties with respect to the Company’s operations, as well as those contained in the Company’s quarterly, annual, and periodic filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

Contacts

Corporate and Media Contacts:

Tingo, Inc.

(646) 847-0144

Rory Bowen

Chief of Staff – Tingo Inc

Rory.bowen@tingoinc.com

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